EXHIBIT 8(a)


                [LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT LLP]



February 28, 2005


The Bear Stearns Companies Inc.
383 Madison Avenue
New York, New York 10179

Gentlemen:

We have acted as special counsel to The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Pricing Supplement, dated February 23, 2005 (the "Pricing Supplement"), to the Prospectus Supplement, dated February 2, 2005 (the "Prospectus Supplement") and the Prospectus, dated February 2, 2005 (the "Prospectus"), relating to $4,321,000 principal amount of Medium-Term Notes, Series B, 1.5 Year Notes Linked to the Dow Jones-AIG Commodity IndexSM Due August 28, 2006 (the "Notes"). The Prospectus, Prospectus Supplement and Pricing Supplement are included in the Registration Statement on Form S-3 (Registration No. 333-121744) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), to which this letter is an exhibit.

In rendering the opinions set forth below, we have examined and relied upon, among other things, (a) the Registration Statement, including the Prospectus, Prospectus Supplement and Pricing Supplement constituting a part thereof, (b) the Indenture, dated as of May 31, 1991, as supplemented by the First Supplemental Indenture, dated as of January 29, 1998 (as supplemented, the "Indenture"), between the Company and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as Trustee, filed as an exhibit to the Registration Statement, (c) the form of Note filed as an exhibit to the Registration Statement and (d) originals, copies or specimens, certified or otherwise identified to our satisfaction, of such certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments


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The Bear Stearns Companies Inc.        -2-                     February 28, 2005


submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. We have further assumed that all statements, facts, representations and covenants made therein are and remain true (without regard to any qualifications stated therein and without undertaking to verify such statements, facts and representations by independent investigation), that the respective parties thereto and all parties referred to therein will act in all respects at all relevant times in conformity with the requirements and provisions of such documents, and that none of the terms and conditions contained therein has been or will be waived or modified in any respect. As to matters of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, the representations and warranties in certificates and oral or written statements and other information obtained from the Company, and the other parties to the transaction referenced herein, and public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company and others in connection with the preparation and delivery of this letter. In addition, we have assumed that the Notes will be executed and delivered in substantially the form in which they are filed as an exhibit to the Registration Statement.

We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America.

Based upon and subject to the qualifications set forth herein, we are of the opinion that:

The statements made in the Pricing Supplement, under the caption "Certain US Federal Income Tax Considerations", to the extent such statements summarize material federal tax consequences of the purchase, beneficial ownership and disposition of the Notes to the holders thereof described therein, are correct in all material respects. All such statements are based upon current law, which is subject to change, possibly with retroactive effect. Further, there can be no assurance that the Internal Revenue Service will not take a contrary position.

We assume no obligation to update or supplement this letter to reflect any facts, circumstances, laws, rules or regulations, or any changes thereto, or any court or other


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The Bear Stearns Companies Inc.       -3-                      February 28, 2005


authority or body decisions or governmental or regulatory authority determinations which may hereafter occur or come to our attention.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP